Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports First-Quarter 2026 Financial Results

News Summary
▪First-quarter revenue was $13.6 billion, up 7% year-over-year (YoY).
▪First-quarter earnings (loss) per share (EPS) attributable to Intel was $(0.73); non-GAAP EPS attributable to Intel was $0.29.
▪Forecasting second-quarter 2026 revenue of $13.8 billion to $14.8 billion; expecting second-quarter EPS attributable to Intel of $0.08 and non-GAAP EPS attributable to Intel of $0.20.
SANTA CLARA, Calif., April 23, 2026 – Intel Corporation today reported first-quarter 2026 financial results.
“The next wave of AI will bring intelligence closer to the end user, moving from foundational models to inference to agentic. This shift is significantly increasing the need for Intel’s CPUs and wafer and advanced packaging offerings,” said Lip-Bu Tan, Intel CEO. “With a solid foundation in place, we are addressing this opportunity by listening to our customers and driving their success with our technical expertise and differentiated IP. This deliberate reset to how we operate drove a sixth consecutive quarter of revenue above our expectations, as well as new and deepened relationships with strategic partners.”
“We delivered robust Q1 results, reflecting the growing and essential role of the CPU in the AI era and unprecedented demand for silicon, as well as our disciplined execution to expand available supply,” said David Zinsner, Intel CFO. “We remain focused on maximizing our factory network to improve available supply and meet our customers’ needs throughout the year.”

Q1 2026 Financial Results

	GAAP			Non-GAAP
	Q1 2026	Q1 2025	vs. Q1 2025	Q1 2026	Q1 2025	vs. Q1 2025
Revenue ($B)	$13.6	$12.7	up 7%
Gross margin	39.4%	36.9%	up 2.5 ppts	41.0%	39.2%	up 1.8 ppts
R&D and MG&A ($B)	$4.4	$4.8	down 8%	$3.9	$4.3	down 9%
Operating margin (loss)	(23.1)%	(2.4)%	down 20.7 ppts	12.3%	5.4%	up 6.9 ppts
Tax rate	(8.5)%	(51.4)%	up 42.9 ppts	11.0%	12.0%	down 1 ppt
Net income (loss) attributable to Intel ($B)	$(3.7)	$(0.8)	n/m*	$1.5	$0.6	up 156%
Earnings (loss) per share attributable to Intel—diluted	$(0.73)	$(0.19)	n/m*	$0.29	$0.13	up 123%
Full reconciliations between GAAP and non-GAAP measures are provided below.
*Not meaningful
In the first quarter, the company generated $1.1 billion in cash from operations.

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Business Unit Summary
The comparability of our Consolidated Condensed Financial Statements YoY was impacted by the deconsolidation of Altera. Altera, which was previously a wholly owned subsidiary, was deconsolidated from our Consolidated Condensed Financial Statements effective September 12, 2025, following the closing of the sale of 51% of Altera's issued and outstanding common stock. Altera's financial results of operations were included in our Consolidated Condensed Financial Statements, within the "all other" business unit category, through September 11, 2025.

Business Unit Revenue and Trends	Q1 2026[1]	vs. Q1 2025
Intel Products:
Client Computing Group (CCG)	$7.7 billion	up	1%
Data Center and AI (DCAI)	5.1 billion	up	22%
Total Intel Products revenue	12.8 billion	up	9%
Intel Foundry	5.4 billion	up	16%
All other	0.6 billion	down	33%
Intersegment eliminations	(5.3) billion
Total net revenue	$13.6 billion	up	7%

[1] Operating segment revenues include intersegment transactions and are presented as actual and rounded; as a result, totals may not sum.
Business Highlights
▪Intel expanded its client portfolio, launching Intel® Xeon® 600 processors for workstation, Intel® Core® Ultra 200S Plus and Intel® Core® Ultra 200HX Plus processors for desktop and mobile, Intel® Core™ Series 2 processors for health and life sciences edge computing, and Intel® Core™ Ultra Series 3 processors with Intel vPro®. Intel also launched Intel® Core™ Series 3 processors, bringing Intel 18A and the latest IP, modern features, and all-day battery life to the mainstream for the first time.
▪Intel and Google announced a multiyear collaboration for continued deployment of Intel® Xeon® processors across Google’s workload-optimized instances, including the latest Intel® Xeon® 6 processors powering C4 and N4 instances. The collaboration also includes co-development of custom ASIC infrastructure processing units (IPUs) designed to improve utilization, reduce complexity, and scale AI workloads more efficiently.
▪Intel Xeon 6 was selected as the host CPU for NVIDIA’s DGX Rubin NVL8 systems, reinforcing Intel’s continued role at the center of leading AI infrastructure deployments.
▪Intel and SambaNova announced the blueprint for a heterogeneous hardware solution, addressing performance, efficiency, and software compatibility challenges facing enterprises and cloud providers. The design will combine GPUs, SambaNova RDUs, and Intel® Xeon® 6 processors as the host and action CPUs.
▪Intel joined the Terafab project as a strategic partner alongside SpaceX, xAI, and Tesla. Intel’s ability to design, fabricate, and package ultra-high-performance chips at scale will help accelerate efforts to refactor silicon fab technology.
▪Intel Foundry expanded assembly and test capacity in Penang, Malaysia to support customer products amid rising global demand for packaging solutions while increasing global semiconductor supply chain resilience.
▪Intel repurchased the 49% minority equity interest in the joint investment entity related to Fab 34 in Ireland. The agreement reflects Intel’s continued business momentum underpinned by the growing and essential role CPUs play in the era of AI and a significantly strengthened balance sheet.

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Business Outlook
Intel's guidance for the second quarter of 2026 includes both GAAP and non-GAAP estimates as follows:

Q2 2026	GAAP	Non-GAAP
Revenue	$13.8-14.8 billion
Gross margin	37.5%	39.0%
Tax Rate	4%	11%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$0.08	$0.20

Reconciliations between GAAP and non-GAAP financial measures are included below. Actual results may differ materially from Intel’s business outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlooks are based on the midpoint of the revenue range.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PT today to discuss the results for its first quarter. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.
Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next-generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would" and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
▪our business plans and strategy and anticipated benefits therefrom;
▪projections of our future financial performance, including future revenue, gross profits, capital expenditures and cash flows;
▪projected costs and yield trends;
▪future cash requirements, the availability, uses, sufficiency and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, and credit ratings expectations;
▪future products, services and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation and benefits of such products, services and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity and metrics, and expectations regarding product and process competitiveness;
▪internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
▪future production capacity and product supply;
▪supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
▪plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology and IP offerings;
▪expected timing and impact of acquisitions, divestitures and other significant transactions;
▪expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
▪social and environmental performance goals, measures, strategies and results;
▪our anticipated growth, future market share, customer demand and trends in our businesses and operations;
▪projected growth and trends in markets relevant to our businesses;

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▪anticipated trends and impacts related to industry component, substrate and foundry capacity utilization, shortages and constraints;
▪expectations regarding government funding, incentives, policies and priorities;
▪technology trends and developments, including with respect to AI;
▪macro economic conditions;
▪geopolitical tensions and conflicts, including with respect to international trade policies in areas such as tariffs and export controls, and their potential impact on our business;
▪tax- and accounting-related expectations;
▪expectations regarding our relationships with certain sanctioned parties; and
▪other characterizations of future events or circumstances.
Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
▪the high level of competition and rapid technological change in our industry;
▪the significant, long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
▪the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
▪a potential pause or discontinuation of our pursuit of Intel 14A and other next-generation leading-edge process technologies if we are unable to secure sufficient committed demand for Intel 14A through product design wins with potential significant external customers and our Intel products roadmap;
▪alternative financing arrangements and pursuit of government grants;
▪the U.S. government's acquisition of significant equity interests in us;
▪changes in product demand and margins;
▪macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the U.S. and China, tensions and conflict affecting Israel and the Middle East, rising tensions between mainland China and Taiwan and the impacts of Russia's war on Ukraine;
▪recently elevated geopolitical tensions, volatility and uncertainty with respect to international trade policies, including tariffs and export controls, impacting our business, the markets in which we compete and the world economy;
▪the evolving market for products with AI capabilities;
▪our complex global supply chain supporting our manufacturing facilities and incorporating external foundries, including from disruptions, delays, trade tensions and conflicts, or shortages;
▪product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
▪potential security vulnerabilities in our products;
▪increasing and evolving cybersecurity threats and privacy risks;
▪IP risks including related litigation and regulatory proceedings;
▪the need to attract, retain and motivate key talent;
▪strategic transactions and investments;
▪sales-related risks, including customer concentration and the use of distributors and other third parties;
▪our debt obligations and our ability to access sources of capital;
▪complex and evolving laws and regulations across many jurisdictions;
▪catastrophic events;
▪fluctuations in currency exchange rates;
▪changes in our effective tax rate and applicable tax regimes;
▪environmental, health, safety and product regulations; and
▪other risks and uncertainties described in this report, our 2025 Form 10-K, our Q1 2026 Form 10-Q, and our other filings with the SEC.

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Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) designs and manufactures advanced semiconductors that connect and power the modern world. Every day, our engineers create new technologies that enhance and shape the future of computing to enable new possibilities for every customer we serve. Learn more at www.intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Operations and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Mar 28, 2026	Mar 29, 2025
Net revenue	$13,577	$12,667
Cost of sales	8,230	7,995
Gross profit	5,347	4,672
Research and development	3,375	3,640
Marketing, general, and administrative	1,038	1,177
Restructuring and other charges	4,070	156
Operating expenses	8,483	4,973
Operating income (loss)	(3,136)	(301)
Gains (losses) on equity investments, net	(72)	(112)
Interest and other, net	(738)	(173)
Income (loss) before taxes	(3,946)	(586)
Provision for (benefit from) taxes	335	301
Net income (loss)	(4,281)	(887)
Less: net income (loss) attributable to non-controlling interests	(553)	(66)
Net income (loss) attributable to Intel	$(3,728)	$(821)
Earnings (loss) per share attributable to Intel—basic	$(0.73)	$(0.19)
Earnings (loss) per share attributable to Intel—diluted	$(0.73)	$(0.19)
Weighted average shares of common stock outstanding:
Basic	5,083	4,343
Diluted	5,083	4,343

Other information:
(In Thousands; Unaudited)	Mar 28, 2026	Dec 27, 2025	Mar 29, 2025
Employees
Intel[1]	78.5	80.1	97.6
Mobileye and other subsidiaries	4.7	5.0	5.0
Total Intel	83.2	85.1	102.6

[1] Altera, previously a wholly owned subsidiary, was deconsolidated following the sale of 51% of its common stock on September 12, 2025. As a result, approximately 3.0 thousand Altera employees were excluded from Intel’s total employee count following the closing.

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions, Except Par Value; Unaudited)	Mar 28, 2026	Dec 27, 2025
Assets
Current assets:
Cash and cash equivalents	$17,247	$14,265
Short-term investments	15,542	23,151
Accounts receivable, net	4,066	3,839
Inventories
Raw materials	918	993
Work in process	9,004	7,840
Finished goods	2,504	2,785
	12,426	11,618
Other current assets	12,876	10,815
Total current assets	62,157	63,688

Property, plant, and equipment, net	104,458	105,414
Equity investments	8,481	8,512
Goodwill	20,465	23,912
Identified intangible assets, net	2,722	2,772
Other long-term assets	7,049	7,131
Total assets	$205,332	$211,429

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	7,159	9,882
Accrued compensation and benefits	2,824	3,990
Short-term debt	2,004	2,499
Other accrued liabilities	14,898	15,204
Total current liabilities	26,885	31,575

Debt	43,027	44,086
Other long-term liabilities	10,431	9,408
Stockholders' equity
Common stock and capital in excess of par value, 5,023 shares issued and outstanding (4,994 issued and outstanding as of December 27, 2025)	66,259	65,185
Accumulated other comprehensive income (loss)	(44)	113
Retained earnings	45,179	48,983
Total Intel stockholders' equity	111,394	114,281
Non-controlling interests	13,595	12,079
Total stockholders' equity	124,989	126,360
Total liabilities and stockholders' equity	$205,332	$211,429

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Three Months Ended
(In Millions; Unaudited)	Mar 28, 2026	Mar 29, 2025

Cash, cash equivalents, and restricted cash, beginning of period	$14,712	$8,249
Cash flows provided by (used for) operating activities:
Net income (loss)	(4,281)	(887)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,902	2,425
Share-based compensation	621	684
Restructuring and other charges	3,965	—
Amortization of intangibles	234	249
(Gains) losses on equity investments, net	72	112
Mark-to-market (gains) losses on Escrowed Shares[1]	1,090	—
Deferred taxes	(9)	19
Changes in assets and liabilities:
Accounts receivable	(217)	414
Inventories	(808)	(83)
Accounts payable	(142)	(240)
Accrued compensation and benefits	(1,175)	(741)
Income taxes	169	67
Other assets and liabilities	(1,325)	(1,206)
Total adjustments	5,377	1,700
Net cash provided by (used for) operating activities	1,096	813
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(3,636)	(5,183)
Proceeds from capital-related government incentives	107	803
Acquisitions, net of cash acquired	(596)	—
Purchases of short-term investments	(7,190)	(3,386)
Sales of short-term investments	9,221	416
Maturities of short-term investments	5,227	4,911
Proceeds from divestitures, net	—	1,935
Other investing	(40)	585
Net cash provided by (used for) investing activities	3,093	81
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	—	1,496
Partner contributions	2,064	955
Additions to property, plant, and equipment	(1,327)	(1,020)
Repayment of debt	(1,500)	(1,500)
Proceeds from sales of common stock through employee equity incentive plans	427	491
Other financing	(870)	(618)
Net cash provided by (used for) financing activities	(1,206)	(196)
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,983	698
Cash, cash equivalents, and restricted cash, end of period	$17,695	$8,947
1 Escrowed Shares refer to shares of Intel common stock held in escrow to be released to the U.S. Department of Commerce (DOC) as we perform and receive cash proceeds in connection with our CHIPS Act Secure Enclave agreement with the U.S. Government.

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions; Unaudited)	Mar 28, 2026
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$7,727	$5,052	$12,779	$5,421	$628	$—	$(5,251)	$13,577
Cost of sales and operating expenses	5,211	3,510	8,721	7,858	526	5,080	(5,472)	16,713
Operating income (loss)	$2,516	$1,542	$4,058	$(2,437)	$102	$(5,080)	$221	$(3,136)

	Three Months Ended
(In Millions; Unaudited)	Mar 29, 2025
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$7,629	$4,126	$11,755	$4,667	$943	$—	$(4,698)	$12,667
Cost of sales and operating expenses	5,268	3,551	8,819	6,987	840	1,260	(4,938)	12,968
Operating income (loss)	$2,361	$575	$2,936	$(2,320)	$103	$(1,260)	$240	$(301)

1 The "all other" category includes the results of operations from other non-reportable segments, including our Mobileye business, our IMS business, startup businesses that support our initiatives, and historical results of operations from divested businesses, including Altera, which we divested on September 12, 2025. Altera's results were included within "all other" for periods presented through September 11, 2025.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document references non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related effects to income taxes and net income (loss) attributable to non-controlling interests. Income tax effects are calculated using a fixed long-term projected tax rate. For 2026 and 2025, we determined the projected non-GAAP tax rate to be 11% and 12%, respectively. We project this long-term non-GAAP tax rate on at least an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Non-GAAP adjustments attributable to non-controlling interests are calculated by adjusting for the minority stockholder portion of non-GAAP adjustments we make for relevant acquisition-related costs, share-based compensation, restructuring and other charges, and income tax effects, as applicable to each majority-owned subsidiary.
Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and marketing, general and administrative expenses in our U.S. GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans. Charges related to share-based compensation are recorded within cost of sales, research and development, and marketing, general and administrative.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges	Restructuring charges are costs associated with restructuring plans and are primarily related to employee severance and benefit arrangements. Other charges include periodic goodwill and asset impairments, and other costs associated with certain non-core activities. Q1 2026 primarily includes charges associated with the impairment of goodwill at our Mobileye reporting unit. Q1 2025 mainly includes charges associated with the 2024 Restructuring Plan.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the gains (losses) from the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestitures	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing, as a component of interest and other, net. Q1'26 losses relate to final closing adjustments recognized following the Q3'25 divestiture of Altera. Q1 2025 losses reflect the consideration received at the second closing of our NAND memory business, which was less than the receivable recorded due to a final negotiated settlement between Intel and SK hynix at second closing.
We exclude non-operating gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
(Gains) losses from mark-to-market of Escrowed Shares
(Gains) losses on mark-to-market of Escrowed Shares is a component of interest and other, net and relates to the change in fair value of the Escrowed Shares derivative liability recognized in connection with the Warrant and Common Stock Agreement with the U.S. Government. Q1 2026 charges represent the net change in fair value of both Escrowed Shares released and Escrowed Shares still held in escrow at quarter end.
We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide better comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for (1) additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net SCIP partner contributions, and (2) payments on finance leases.	This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.

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Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
($ In Millions, Except Per Share Amounts; Unaudited)	Mar 28, 2026	Mar 29, 2025
GAAP gross profit	$5,347	$4,672
Acquisition-related adjustments	96	114
Share-based compensation	127	175
Non-GAAP gross profit	$5,570	$4,961
GAAP gross margin percentage	39.4%	36.9%
Acquisition-related adjustments	0.7%	0.9%
Share-based compensation	0.9%	1.4%
Non-GAAP gross margin percentage	41.0%	39.2%
GAAP R&D and MG&A	$4,413	$4,817
Acquisition-related adjustments	(17)	(37)
Share-based compensation	(494)	(509)
Non-GAAP R&D and MG&A	$3,902	$4,271
GAAP operating income (loss)	$(3,136)	$(301)
Acquisition-related adjustments	113	151
Share-based compensation	621	684
Restructuring and other charges	4,070	156
Non-GAAP operating income (loss)	$1,668	$690
GAAP operating margin (loss)	(23.1)%	(2.4)%
Acquisition-related adjustments	0.8%	1.2%
Share-based compensation	4.6%	5.4%
Restructuring and other charges	30.0%	1.2%
Non-GAAP operating margin (loss)	12.3%	5.4%
GAAP tax rate	(8.5)%	(51.4)%
Income tax effects	19.5%	63.4%
Non-GAAP tax rate	11.0%	12.0%
GAAP net income (loss) attributable to Intel	$(3,728)	$(821)
Acquisition-related adjustments	113	151
Share-based compensation	621	684
Restructuring and other charges	4,070	156
(Gains) losses on equity investments, net	72	112
(Gains) losses from divestiture	18	94
(Gains) losses on mark-to-market of Escrowed Shares	1,090	—
Adjustments attributable to non-controlling interest	(882)	(24)
Income tax effects	111	228
Non-GAAP net income (loss) attributable to Intel	$1,485	$580

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	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Mar 28, 2026	Mar 29, 2025
GAAP earnings (loss) per share attributable to Intel—diluted	$(0.73)	$(0.19)
Acquisition-related adjustments	0.02	0.03
Share-based compensation	0.12	0.16
Restructuring and other charges	0.80	0.04
(Gains) losses on equity investments, net	0.01	0.03
(Gains) losses from divestiture	—	0.02
(Gains) losses on mark-to-market of Escrowed Shares	0.21	—
Adjustments attributable to non-controlling interest	(0.17)	(0.01)
Income tax effects	0.03	0.05
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.29	$0.13
GAAP net cash provided by (used for) operating activities	$1,096	$813
Additions to property, plant, and equipment (gross capital expenditures)	(4,963)	(6,203)
Proceeds from capital-related government incentives	107	819
Partner contributions, net	1,959	897
Payments on finance leases	(215)	(6)
Adjusted free cash flow	$(2,016)	$(3,680)
GAAP net cash provided by (used for) investing activities	$3,093	$81
GAAP net cash provided by (used for) financing activities	$(1,206)	$(196)

Intel/Page 14
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(Unaudited)	Q2 2026 Outlook[1]
Approximately
GAAP gross margin percentage	37.5%
Acquisition-related adjustments	0.7%
Share-based compensation	0.8%
Non-GAAP gross margin percentage	39.0%

GAAP tax rate	4%
Income tax effects	7%
Non-GAAP tax rate	11%

GAAP earnings (loss) per share attributable to Intel—diluted	$0.08
Acquisition-related adjustments	0.02
Share-based compensation	0.12
Restructuring and other charges	0.01
Adjustments attributable to non-controlling interest	(0.01)
Income tax effects	(0.02)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.20
1 Non-GAAP gross margin percentage and non-GAAP earnings (loss) per share attributable to Intel outlook based on the mid-point of the revenue range.

Intel/Page 15
Intel Corporation
Supplemental Reconciliations of GAAP Operating Expenses to Non-GAAP Operating Expenses
Set forth below are reconciliations of non-GAAP operating expenses to the most directly comparable US GAAP financial measure, GAAP operating expenses. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measure, the ways management uses the non-GAAP measure, and the reasons why management believes the non-GAAP measure provide useful information for investors.

(In Billions; Unaudited)	Full-Year 2026
Approximately

GAAP operating expenses	$22.7
Acquisition-related adjustments	(0.1)
Share-based compensation	(2.0)
Restructuring and other charges	(4.1)
Non-GAAP operating expenses	$16.5

Contacts:

Investor Relations
investor.relations@intel.com

Abby Zhang
Media Relations
abby.zhang@intel.com